REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("Agreement") is entered into as of this _____ day of February, 2002, between SLW Enterprises Inc., a Washington corporation ("Issuer"), and the undersigned ("Permitted Right Holder").

     WHEREAS, Issuer has undertaken to issue shares of its common stock to Permitted Right Holder; and

     WHEREAS, Issuer has agreed to give Permitted Right Holder registration rights as set forth below.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

     1.     DEFINITIONS.  As  used  in  this Agreement the following terms shall
            -----------
have  the  following  respective  meanings:

          1.1 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          1.2 "PERMITTED RIGHT HOLDER" and "PERMITTED RIGHT HOLDERS" means any subscriber who purchased the common stock of Issuer through the Private Placement Offering.

          1.3 "PRIVATE PLACEMENT OFFERING" means the private placement offering by Issuer of up to 1,500,000 shares of its common stock, par value $0.0001 per share, commencing on February 20, 2002 and closing contingent upon the closing of the Voluntary Share Exchange Agreement between HiEnergy
Microdevices,  Inc.  and  Issuer  on  or  before  March  31,  2002.

          1.4 "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          1.5 "REGISTRABLE SECURITIES" means any shares of its common stock issued by Issuer to Permitted Right Holders pursuant to the Private Placement Offering.

          1.6 "REGISTRATION EXPENSES" shall mean all expenses incurred by Issuer in complying with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Issuer, reasonable fees and disbursements of a special counsel for the Permitted Right Holders up to $10,000, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Issuer which shall be paid in any event by Issuer).

          1.7     "SEC"  means  the  Securities  and  Exchange  Commission.


              SLW ENTERPRISES INC. - REGISTRATION RIGHTS AGREEMENT

          1.8 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          1.9 "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

     2.   TYPES  OF  REGISTRATION  RIGHTS
          -------------------------------

          2.1  DEMAND
               ------

               (a)     REQUEST  FOR  REGISTRATION.  If  Issuer  shall  receive a
                       --------------------------
written request from one or more Permitted Right Holders that Issuer file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions would exceed $10,000,000), then Issuer shall use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Permitted Right Holders request to be registered.

               (b)     REQUEST FOR UNDERWRITING.  If the Permitted Right Holders
                       ------------------------
intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Issuer as part of their request made pursuant to this Section 2.1. The Permitted Right Holders shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Issuer. Notwithstanding any other provision of this Section 2.1, if the underwriter advises Issuer that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then Issuer shall exclude or withdraw the number of Registrable Securities from the registration accordingly.

          2.2  PIGGYBACK
               ---------

               (a) If Issuer at any time proposes for any reason to register its common stock under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to each Permitted Right Holder of its intention so to register its common stock and, upon the written request, given within 10 business days after delivery of any such notice by Issuer, of any Permitted Right Holder to include in such registration Registrable Securities (which request shall specify the number of Registrable Securities proposed to be included in such registration), Issuer shall use its commercially reasonable best efforts to cause all such Registrable Securities to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided that if, at any time after written notice of its intention to register any offering of securities and prior to the effective date of the registration statement filed in connection with such registration, Issuer will determine for any reason either not to register or to delay registration of such securities, Issuer may, at its election, give written notice of such determination to each Permitted Right Holder and, thereon, (i) in the case of a determination not to register, will be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from the obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, will be permitted to delay registering any Registrable Securities, for the same


              SLW ENTERPRISES INC. - REGISTRATION RIGHTS AGREEMENT period as the delay in registering such other securities. The right provided the Permitted Right Holders of the Registrable Securities pursuant to this section will be exercisable at their sole discretion upon the execution of this Agreement.

               (b) If the managing underwriter of an underwritten offering under Section 2.2(a) informs Issuer and the Permitted Right Holders of its belief that the inclusion of all Registrable Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of the shares proposed to be registered by Issuer, then Issuer will include in such registration, to the extent of the number which Issuer is advised can be sold in the offering: first, securities proposed by Issuer to be
                                      -----
sold for its own account; and second, the Registrable Securities requested to be
                              ------
included in the registration, pro rata based upon the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, the Permitted Right Holders will have priority to all shares sought to be included by officers and directors of Issuer as well as holders of ten percent (10%) or more of Issuer's common stock.

     3.   PROCEDURE
          ---------

          3.1     OBLIGATIONS  OF  ISSUER.  Whenever  required  to  effect  the
                  -----------------------
registration of any Registrable Securities under Sections 2.1 or 2.2, Issuer shall, as expeditiously as possible:

               (a) prepare and file with the SEC a registration statement or amendments thereto, to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause a registration statement that registers such Registrable Securities to become and remain effective for 180 days or until the Permitted Right Holders have completed the distribution related thereto, whichever occurs first. If requested by the Permitted Right Holders, Issuer shall file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and subject to the same time contraints as provided in the preceding sentence.

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities
Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

               (c)     notify,  in writing, each Permitted Right Holder promptly
(A) of the receipt by Issuer of any notification with respect to any comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (B) of the receipt by Issuer of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (C) of the receipt by


              SLW ENTERPRISES INC. - REGISTRATION RIGHTS AGREEMENT

Issuer of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

               (d) use its best efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as each Permitted Right Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Permitted Right Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Permitted Right
Holders; provided, however, that Issuer will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this paragraph;

               (e) furnish to each Permitted Right Holder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Permitted Right Holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

               (f) make available for inspection by any Permitted Right Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Permitted Right Holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of Issuer (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Issuer's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which Issuer determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (C) such Information has been made generally available to the public without breach of any duty of confidentiality. The Permitted Right Holders agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to Issuer and allow Issuer, at Issuer's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

               (g) use its commercially reasonable best efforts to list all Registrable Securities covered by the registration statement on any securities exchange on which any of the Registrable Securities are then listed; and

               (h) use its commercially reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

          3.2     EXPENSES  OF  REGISTRATION.  Except  as  specifically provided
                  --------------------------
herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.1 or 2.2 herein shall be borne by Issuer. All Selling Expenses incurred in connection with any


              SLW ENTERPRISES INC. - REGISTRATION RIGHTS AGREEMENT registration, qualification or compliance pursuant to Sections 2.1 or 2.2 shall be borne by the Permitted Right Holders. Issuer shall not, however, be required to pay the Registration Expenses of any registration proceeding begun pursuant to Sections 2.1 or 2.2, the request of which has been subsequently withdrawn by the Permitted Right Holders unless the withdrawal is based upon material adverse information concerning Issuer of which the Permitted Right Holders were not aware at the time of such request. If the Permitted Right Holders are required to pay the Registration Expenses of a withdrawn offering pursuant to the preceding sentence, until such time as all the expenses have been paid to Issuer in full, the Permitted Right Holders shall forfeit their right pursuant to
Section 2.1 to demand registration and their right pursuant to Section 2.2 to participate in piggyback registration. If Issuer is required to pay the Registration Expenses of a withdrawn offering, then the Permitted Right Holders shall not forfeit their right pursuant to Section 2.1 to demand registration or their right pursuant to Section 2.2 to participate in piggyback registration.

          3.3     COUNSEL  FEES.  In  connection  with  any  registration  of an
                  -------------
offering under this Section 3, if there is more than one Permitted Right Holder, the Permitted Right Holders shall designate one counsel for the Permitted Right Holders who shall be authorized to represent the interests of the Permitted Right Holders with respect to Issuer and the underwriter in connection with the offering. If the Permitted Right Holders are unable to designate one counsel after a period of 30 days, Issuer may solicit suggestions for such counsel from the Permitted Right Holders (no more than one suggestion per Permitted Right Holder), and select one counsel from among those suggested, and the selection of such counsel shall be binding on the Permitted Right Holders. The fees and expenses of counsel for the Permitted Rights Holders up to $10,000 shall be paid by Issuer.

          3.4     RIGHT  TO DEFER REGISTRATION.  Issuer shall not be required to
                  ----------------------------
effect a registration pursuant to Sections 2.1 or 2.2 if Issuer shall furnish to the Permitted Right Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of Issuer, it would be materially detrimental to Issuer and its shareholders for such registration statement to be effected at such time, in which event Issuer shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request pursuant to Section 2.1 or 2.2; provided that such right to delay a request shall be exercised by Issuer not more than once in any twelve (12) month period.

     4.     TERMINATION OF REGISTRATION RIGHTS.  All registration rights granted
            ----------------------------------
under this Agreement, and all notices required under this Agreement, shall terminate and be of no further force and effect on the date that is one year after the first issuance to Permitted Right Holder of Registrable Securities through the Private Placement Offering.

     5.     REQUESTS  FOR  INFORMATION. The Permitted Right Holders hereby agree
            --------------------------
to promptly furnish Issuer with any and all written information concerning the Permitted Right Holders that Issuer reasonably requests in order to (1) prepare the registration statements and (2) conduct such other due diligence as may be necessary for Issuer to satisfy or respond to any regulatory or governmental requirements or requests. The Permitted Right Holders agree to provide true,


              SLW ENTERPRISES INC. - REGISTRATION RIGHTS AGREEMENT complete and accurate information based on a diligent review of appropriate records as would be conducted by a prudent man in the management of his own property. The Permitted Right Holders understand that Issuer may incorporate some or all of such information into the foregoing documents or may determine based on such information that certain disclosures are not required, and that Issuer will depend on the Permitted Right Holders to provide true, complete and accurate information.

     6.     DELAY  OF  REGISTRATION.  The Permitted Right Holders shall not have
            ------------------------
the right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     7.     INDEMNIFICATION.  In  the  event  any  Registrable  Securities  are
            ---------------
included  in  a  registration  statement  under  Section  2:

          7.1 Issuer agrees to indemnify and hold harmless each Permitted Right Holder and each person, if any, who controls a Permitted Right Holder within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which a Permitted Right Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, or amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any of the above-mentioned documents in reliance upon, and in conformity with, written information furnished to Issuer by a Permitted Right Holder specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability that Issuer may otherwise have.

          7.2 Each Permitted Right Holder agrees that it will indemnify and hold harmless Issuer, and each officer, director of Issuer or person, if any, who controls Issuer within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) to which Issuer or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, or amendments or supplements thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made the registration statement or amendments or supplements thereto in reliance upon and in conformity with, written information furnished to Issuer by Permitted Right Holders specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability that the Permitted Right Holders may otherwise have.


              SLW ENTERPRISES INC. - REGISTRATION RIGHTS AGREEMENT

          7.3     Promptly  after  receipt  by  an  indemnified party under this
Section 7.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party. No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

          7.4 All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses), shall be paid to the indemnified party, as incurred, within ten (10) days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

     8.     CONTRIBUTION.  In  order  to  provide  for  just  and  equitable
            ------------
contribution under the Securities Act or otherwise arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement under Section 2, or amendments or supplements thereto, or arising out of or based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 7 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 7 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act or otherwise may be required on the part of any indemnified party, in either such case Issuer and Permitted Right Holders shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but are not limited to, all reasonable costs of defense and investigation and all reasonable attorneys'
fees), in either such case (after contribution from others) on the bases of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether


              SLW ENTERPRISES INC. - REGISTRATION RIGHTS AGREEMENT the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Issuer on the one hand or the Permitted Right Holders on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Issuer and the Permitted Right Holders agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     9.   MISCELLANEOUS
          -------------

          9.1     APPLICABLE LAW.  This Agreement and all rights hereunder shall
                  --------------
be governed by, and interpreted in accordance with, the laws of the State of California, without regard to the conflicts of laws provisions thereof. The parties hereby submit to the nonexclusive jurisdiction of the courts of the State of California and of the federal district courts in California with respect to any action or legal proceeding commenced by any person or entity relating to or arising out of this Agreement. The parties consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below on the signature page or such other address as a party shall furnish in writing to the other.

          9.2     COUNTERPARTS  AND  FACSIMILE SIGNATURE.  This Agreement may be
                  --------------------------------------
signed in counterparts, all of which when taken together shall constitute a single executed document. Signatures transmitted by facsimile shall be deemed valid execution of this Agreement binding on the parties.

          9.3     ENTIRE  AGREEMENT;  AMENDMENT.  This Agreement constitutes the
                  -----------------------------
entire agreement among the parties concerning the subject matter of this Agreement, and it supersedes any prior oral or written agreements between the parties. A separate writing may inform the construction of the provisions of this Agreement if expressly called for by the terms of this Agreement. This Agreement may not be amended except by a written agreement signed by the party against which enforcement is sought.

          9.4     WAIVER.  The  failure  of  a  party  to  insist  upon  strict
                  ------
adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          9.5     ASSIGNMENT.  Subject  to the limitations below, this Agreement
                  ----------
shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The rights to cause Issuer to register Registrable Securities pursuant to this Agreement may be not be assigned by Permitted Right Holders.


              SLW ENTERPRISES INC. - REGISTRATION RIGHTS AGREEMENT

          9.6     HEADINGS.  The  section  headings  contained in this Agreement
                  --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.7     NOTICES.  All  notices shall be in writing and shall be deemed
                  -------
to have been sufficiently given or served (i) immediately, when personally delivered, (ii) within three (3) days after being deposited in the United States mail, by registered or certified mail, or (iii) within one (1) day after being deposited with a reputable overnight mail carrier which provides delivery of such mail to be traced, addressed as indicated on the signature pages below. No change of address shall be valid unless it is communicated in writing to the other party in accordance with this Section 9.7.


                     [remainder of page intentionally blank]




              SLW ENTERPRISES INC. - REGISTRATION RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

SLW ENTERPRISES INC., a Washington corporation


By:
   -------------------------------
Name: Barry Alter
Its:  President

Address: 4015  Palm-Aire  West,  #1002
         --------------------------------
         Pompano  Beach,  Florida  33069
         --------------------------------



PERMITTED RIGHT HOLDER:
                       ----------------------------------

By:
   ------------------------------------------

Print Name:
           ----------------------------------

Its (title if applicable):
                          -------------------

Address:
           ---------------------------------------------

           ---------------------------------------------



              SLW ENTERPRISES INC. - REGISTRATION RIGHTS AGREEMENT